UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       September 30, 2008

THE PENN TRAFFIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
0-8858	25-0716800
(Commission File Number)	(I.R.S. Employer Identification No.)

1200 State Fair Boulevard Syracuse, New York	13221-4737
(Address of Principal Executive Offices)	(Zip Code)

(315) 453-7284
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On September 30, 2008, The Penn Traffic Company (the “Company”) issued a press release announcing that it had reached a settlement with the Securities and Exchange Commission with respect to the Commission’s investigation into the Company’s accounting practices and policies during a time period from fiscal year 2000 through fiscal year 2003, prior to the Company's emergence from bankruptcy in April 2005.

Without admitting or denying the allegations in the Commission’s complaint, the Company agreed to settle the charges by consenting to a permanent injunction against any future violations of the federal securities laws. The SEC imposed no fines or monetary penalties on the Company. As part of the settlement, the Company will hire an independent examiner who will provide annual reports to the SEC, the U.S. Attorney for the Northern District of New York and the Company’s board on, among other things, the Company’s promotional-allowance internal controls and financial reporting. The examiner will serve for three years.

Other settlement terms included the Company’s consent to reform its internal controls and policies and procedures related to promotional allowances, as well as implementation of a telephone hotline for associates and vendors to anonymously notify the company of misconduct related to promotional allowances.

The Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	The following is attached as an exhibit to this Current Report on Form 8-K:

Exhibit

Number	Description
99.1	Press Release dated September 30, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

THE PENN TRAFFIC COMPANY
By:	/s/ Daniel J. Mahoney
Name: Daniel J. Mahoney Title: SVP, General Counsel

Dated:  October 6, 2008

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press Release dated September 30, 2008.